Exhibit 99.1

News Release

CONTACT: Investor Relations

Taylor Morrison Home Corporation

(480) 734-2060

investor@taylormorrison.com

Taylor Morrison Reports Second Quarter Revenue of $657.8 Million,

Net Income of $55.5 Million and an EBT Margin of 12.1%

•	Diluted earnings per share of $0.45 on net income of $55.5 million, representing an increase of 170.9% of the prior year quarter’s net income as reported, and an increase of 69.4% as adjusted for certain transaction costs and tax indemnity in 2013

•	Home closings revenue increased 29.8% to $643.6 million

•	Consolidated and U.S. net sales increased 7.1% and 9.4%, respectively

•	Consolidated and U.S. average selling price of homes closed increased 21.0% to $448,000 and 18.7% to $452,000, respectively

SCOTTSDALE, Ariz., August 5, 2014 — Taylor Morrison Home Corporation (NYSE:TMHC) today reported second quarter revenue of $657.8 million, net income of $55.5 million and earnings per share of $0.45.

“We had another solid quarter and continue to recognize the benefits from executing on our long-term strategy, which provides us some resilience as the markets continue to normalize,” said Taylor Morrison President and CEO Sheryl Palmer. “We believe our strategy is the right one to profitably grow our business long-term. We continue to maintain the approach of choosing profit over volume, as we believe our land positions in core locations are highly desirable. Additionally, we continue to focus on progressive and relevant consumer targeting while protecting our efficient cost structure that provides us the flexibility and resiliency to respond to expected market ebbs and flows through a cycle.”

2nd Quarter 2014 Key Business Highlights

•	Community count increased 24.5% to 214 average communities from 172 year-over-year driven by a 29.9% increase in our U.S. operations

•	Consolidated net sales orders increased 7.1% year-over-year to 1,709. Net sales orders in the U.S. increased 9.4% while sales in Canada fell 9.8% due to fewer communities open for sale

•	Overall monthly absorption pace was 2.7, flat sequentially quarter-over-quarter and down from 3.1 in the prior year quarter

•	The average selling price for homes sold in the quarter increased 16.8% year-over-year

•	U.S. backlog increased 4.0% in units and 25.9% in value while Canadian backlog decreased 34.9% in units and 30.1% in value due to a wholly-owned high rise closing in the latter half of 2013

•	Consolidated backlog of homes under contract was 3,761 units with a sales value of $1.7 billion as of June 30, 2014, representing a 8.9% decrease in units and a 10.2% increase in value over the prior year quarter

•	Cancellations as a percentage of gross sales orders was 12.0%, an improvement from 12.4% in the prior year quarter

•	Consolidated home closings increased 7.2% to 1,438. Home closings in our U.S. operations increased 12.2% while closings in our Canadian operations decreased 22.4%

•	Consolidated average selling price of homes closed increased 21.0% to $448,000 in the quarter. Average selling price of homes closed in the U.S. increased 18.7% to $452,000 while homes in Canada increased 33.9% to $408,000

•	Mortgage operations reported gross profit of $3.5 million on revenue of $8.2 million

Quarterly Financial Comparison

($ millions)
	Q2 2014	Q2 2013	Q2 2014 vs. Q2 2013
Total Revenue	$657.8	$508.9	29.3%
Home Closings Revenue	$643.6	$496.0	29.8%
Adjusted Home Closings Gross Margin	$152.1 23.6%	$113.3 22.8%	34.2 80 bps	%
Total Home Closings Gross Margin	$135.0 21.0%	$101.8 20.5%	32.6 50 bps	%
SG&A	$64.3 10.0%	$60.2 12.1%	6.8 210 bps improvement	%
Equity in Income of Unconsolidated Entities	$8.1	$8.5	(4.2)%

We ended the second quarter of 2014 with $300.8 million of cash, not including $18.0 million of restricted cash. Homebuilding inventories at the end of the 2014 second quarter totaled $2.7 billion. We owned or controlled approximately 44,200 lots at June 30, 2014.

Full Year 2014 Business Outlook

•	Average community count – expected to be approximately 210 – representing a 27% increase in the U.S. and a net decrease of two communities in Canada

•	Home closings – expected to be between 6,700 and 7,000 units

•	Home closings margins – expected to be down 50 bps relative to 2013, due to a shift in mix although average margin dollars per unit are expected to increase.

•	SG&A – continued leverage and expected to be under 10% as a percentage of homebuilding revenue

•	Income from unconsolidated joint ventures – expected to be between $21 million and $23 million

Third Quarter 2014 Business Outlook

•	Average community count – expected to be consistent with Q2 2014 at 214 average active communities

•	Home closings – expected to be between 1,650 and 1,750 units

•	Income from unconsolidated joint ventures – expected to be between $10 million and $12 million

Earnings Webcast

A public webcast to discuss second quarter 2014 earnings will be held at 4:30 p.m. Eastern Time on Tuesday, August 5, 2014 on our investor relations website at investors.taylormorrison.com. A webcast replay will also be available on the site later today.

About Taylor Morrison

Headquartered in Scottsdale, Arizona, Taylor Morrison Home Corporation (NYSE:TMHC) operates in the U.S. under the Taylor Morrison and Darling Homes brands and in Canada under the Monarch brand. Taylor Morrison is a builder and developer of single-family detached and attached homes, serving a wide array of customers including first-time, move-up, luxury and active adult customers. Taylor Morrison divisions operate in Arizona, California, Colorado, Florida and Texas. Darling Homes serves move-up and luxury homebuyers in Texas. Monarch, Canada’s oldest homebuilder, builds homes for first-time and move-up buyers in Toronto and Ottawa as well as high rise condominiums in Toronto.

For more information about Taylor Morrison, Darling Homes or Monarch, please visit www.taylormorrison.com, www.darlinghomes.com and www.monarchgroup.net.

Forward-Looking Statements

This earnings summary includes “forward-looking statements.” These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions identify forward-looking statements, including statements related to expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things: interest rate changes and the availability of mortgage financing; continued volatility in the debt and equity markets; competition within the industries in which we operate; the availability and cost of land and other raw materials used by us in our homebuilding operations; the impact of any changes to our strategy in responding to continuing adverse conditions in the industry, including any changes regarding our land positions; the availability and cost of insurance covering risks associated with our businesses; shortages and the cost of labor; weather related slowdowns; slow growth initiatives and/or local building moratoria; governmental regulation directed at or affecting the housing market, the homebuilding industry or construction activities; uncertainty in the mortgage lending industry, including revisions to underwriting standards and repurchase requirements associated with the sale of mortgage loans; the interpretation of or changes to tax, labor and environmental laws; economic changes nationally or in our local markets, including inflation, deflation, changes in consumer confidence and preferences and the state of the market for homes in general; legal or regulatory proceedings or claims; required accounting changes; terrorist acts and other acts of war; and other factors of national, regional and global scale, including those of a political, economic, business and competitive nature. We undertake no duty to update any forward-looking statement, whether as a result of new information, future events or changes in our expectations, except as required by applicable law. In addition, other such risks and uncertainties may be found in Taylor Morrison Home Corporation’s Form 10-K filed with the Securities and Exchange Commission (SEC).

Taylor Morrison Home Corporation

Condensed and Consolidated Statements of Operations

(In thousands, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Home closings revenue	$643,640	$496,033	$1,144,479	$862,802
Land closings revenue	5,974	5,616	18,073	14,470
Mortgage operations revenue	8,175	7,216	14,437	13,105

Total revenues	657,789	508,865	1,176,989	890,377

Cost of home closings	508,644	394,203	902,300	683,035
Cost of land closings	4,744	5,653	13,457	13,297
Mortgage operations expenses	4,648	4,069	8,584	7,559

Total cost of revenues	518,036	403,925	924,341	703,891

Gross margin	139,753	104,940	252,648	186,486

Sales, commissions and other marketing costs	41,951	34,267	77,117	60,209
General and administrative expenses	22,330	25,905	44,702	46,249
Equity in income of unconsolidated entities	(8,112)	(8,466)	(10,741)	(11,624)
Interest (income) expense, net	(24)	700	425	214
Other expense, net	4,036	541	7,271	1,282
Loss on extinguishment of debt	—	10,141	—	10,141
Indemnification and transaction (income) expense	(74)	189,635	(163)	187,925

Income (loss) before income taxes	79,646	(147,783)	134,037	(107,910)
Income tax provision (benefit)	24,147	(69,496)	37,242	(53,961)

Net income (loss)	55,499	(78,287)	96,795	(53,949)
Net income attributable to non-controlling interests - joint ventures	(222)	(106)	(339)	(185)

Net income (loss) before non-controlling interests - Principal Equityholders	55,277	(78,393)	96,456	(54,134)
Net (income) loss attributable to non-controlling interests - Principal Equityholders	(40,461)	83,720	(70,708)	59,461

Net income available to Taylor Morrison Home Corporation	$14,816	$5,327	$25,748	$5,327

Earnings per common share:
Basic	$0.45	$0.16	$0.78	$0.16
Diluted	$0.45	$0.16	$0.78	$0.16
Weighted average number of shares of common stock:
Basic	32,875	32,806	32,866	32,806
Diluted	122,354	122,327	122,349	122,327

Taylor Morrison Home Corporation

Condensed and Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2014	2013
	(unaudited)
Assets
Cash and cash equivalents	$300,821	$389,181
Restricted cash	18,037	24,814
Real estate inventory:
Owned inventory	2,713,802	2,243,744
Real estate not owned under option agreements	15,623	18,595

Total real estate inventory	2,729,425	2,262,339
Land deposits	46,514	43,739
Loans receivable	48,028	33,395
Mortgages receivable	77,010	95,718
Tax indemnification receivable	5,534	5,216
Prepaid expenses and other assets, net	117,569	98,870
Other receivables, net	87,717	56,213
Investments in unconsolidated entities	187,505	139,550
Deferred tax assets, net	252,193	244,920
Property and equipment, net	7,721	7,515
Intangible assets, net	11,827	13,713
Goodwill	23,375	23,375

Total assets	$3,913,276	$3,438,558

Liabilities
Accounts payable	$153,389	$121,865
Accrued expenses and other liabilities	192,184	214,500
Income taxes payable	28,492	47,540
Customer deposits	120,337	94,670
Mortgage borrowings	49,282	74,892
Loans payable and other borrowings	282,090	282,098
Liabilities attributable to consolidated option agreements	15,623	18,595
Revolving credit facility	40,000	—
Senior notes	1,389,169	1,039,497

Total liabilities	$2,270,566	$1,893,657

Stockholders’ Equity
Total stockholders’ equity	1,642,710	1,544,901

Total liabilities and stockholders’ equity	$3,913,276	$3,438,558

Homes Closed:	Three Months Ended June 30,
	2014		2013
(Dollars in thousands)	Homes	Value	Homes	Value
East	829	$344,122	729	$271,189
West	460	238,737	420	166,345

Subtotal U.S.	1,289	$582,859	1,149	$437,534
Canada	149	60,781	192	58,499

Subtotal	1,438	$643,640	1,341	$496,033
Unconsolidated joint ventures	56	22,718	115	36,271

Total	1,494	$666,358	1,456	$532,304

Homes Closed:	Six Months Ended June 30,
	2014		2013
(Dollars in thousands)	Homes	Value	Homes	Value
East	1,501	$608,456	1,273	$462,568
West	843	429,698	783	296,041

Subtotal U.S.	2,344	$1,038,154	2,056	$758,609
Canada	254	106,325	297	104,193

Subtotal	2,598	$1,144,479	2,353	$862,802
Unconsolidated joint ventures	63	26,739	142	45,198

Total	2,661	$1,171,218	2,495	$908,000

Net Sales Orders:	Three Months Ended June 30,
	2014		2013
(Dollars in thousands)	Homes	Value	Homes	Value
East	1,008	$415,090	910	$332,377
West	527	298,717	493	218,188

Subtotal U.S.	1,535	$713,807	1,403	$550,565
Canada	174	83,434	193	86,612

Subtotal	1,709	$797,241	1,596	$637,177
Unconsolidated joint ventures	5	2,067	15	6,065

Total	1,714	$799,308	1,611	$643,242

Net Sales Orders:	Six Months Ended June 30,
	2014		2013
(Dollars in thousands)	Homes	Value	Homes	Value
East	1,930	$796,310	1,920	$698,334
West	1,119	611,825	1,032	447,035

Subtotal U.S.	3,049	$1,408,135	2,952	$1,145,369
Canada	322	148,055	325	147,273

Subtotal	3,371	$1,556,190	3,277	$1,292,642
Unconsolidated joint ventures	15	5,576	30	12,912

Total	3,386	$1,561,766	3,307	$1,305,554

Sales Order Backlog:	As of June 30,
	2014		2013
(Dollars in thousands)	Homes	Value	Homes	Value
East	1,973	$901,758	1,849	$730,461
West	898	521,862	911	399,904

Subtotal U.S.	2,871	$1,423,620	2,760	$1,130,365
Canada	890	308,831	1,367	442,036

Subtotal	3,761	$1,732,451	4,127	$1,572,401
Unconsolidated joint ventures	499	179,959	795	269,499

Total	4,260	$1,912,410	4,922	$1,841,900

Average Active Selling Communities:	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
East	148.0	121.8	142.2	121.3
West	55.0	34.5	52.9	33.0

Subtotal U.S.	203.0	156.3	195.1	154.3
Canada	11.2	15.8	12.8	15.3

Subtotal	214.2	172.1	207.9	169.6
Unconsolidated joint ventures	3.0	4.0	3.0	4.3

Total	217.2	176.1	210.9	173.9

Average Selling Price of Homes Closed:	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2014	2013	2014	2013
East	$415	$372	$405	$363
West	519	396	510	378
Subtotal U.S.	$452	$381	$443	$369
Canada	408	305	419	351
Subtotal	$448	$370	$441	$367
Unconsolidated joint ventures	406	315	424	318
Total	$446	$366	$440	$364

Reconciliation of Non-GAAP Financial Measures

The following tables set forth a reconciliation between our home closings gross margin and our adjusted home closings gross margin as well as between net income and adjusted net income. Adjusted home closings gross margin is a non-GAAP financial measure calculated based on gross margins, excluding impairments and capitalized interest amortization. Management uses adjusted home closings gross margins to evaluate our performance on a consolidated basis as well as the performance of our regions. Adjusted net income is a non-GAAP financial measure calculated based on net income, excluding various charges associated with the early extinguishment of debt, charges related to the reversal of an indemnification receivable and various charges associated with our initial public offering (including charges related to equity compensation, the pre-IPO reorganization and the termination of a management services agreement). We believe adjusted home closings gross margin is useful to investors because it allows investors to evaluate the performance of our homebuilding operations without the often varying effects of interest costs capitalized. We believe adjusted net income is useful to investors because it allows investors to evaluate our performance without the effects of various items we do not believe are characteristic of our ongoing operations.

These measures are considered non-GAAP financial measures and should be considered in addition to, rather than as a substitute for, the comparable U.S. GAAP financial measures as a measure of our operating performance. Although other companies in the homebuilding industry report similar information, the methods used may differ. We urge investors to understand the methods used by other companies in the homebuilding industry to calculate net income and gross margins and any adjustments to such amounts before comparing our measures to those of such other companies.

Adjusted Gross Margin Reconciliation

	Three Months Ended June 30,
(Dollars in thousands)	2014	2013
Home closings revenues	$643,640	$496,033
Cost of home closings	508,644	394,203

Home closings gross margin	134,996	101,830
Add:
Capitalized interest amortization	17,063	11,477

Adjusted home closings gross margin	$152,059	$113,307

Home closings gross margin as a percentage of home closings revenue	21.0%	20.5%
Adjusted home closings gross margin as a percentage of home closings revenue	23.6%	22.8%

	Six Months Ended June 30,
(Dollars in thousands)	2014	2013
Home closings revenues	$1,144,479	$862,802
Cost of home closings	902,300	683,035

Home closings gross margin	242,179	179,767
Add:
Capitalized interest amortization	28,121	19,343

Adjusted home closings gross margin	$270,300	$199,110

Home closings gross margin as a percentage of home closings revenue	21.2%	20.8%
Adjusted home closings gross margin as a percentage of home closings revenue	23.6%	23.1%

Adjusted Net Income, non-GAAP reconciliation

	Three Months Ended
	June 30,
	2014	2013
Home closings revenue	$643,640	$496,033
Land closings revenue	5,974	5,616
Mortgage operations revenue	8,175	7,216

Total revenues	657,789	508,865

Cost of home closings	508,644	394,203
Cost of land closings	4,744	5,653
Mortgage operations expenses	4,648	4,069

Total cost of revenues	518,036	403,925

Gross margin	139,753	104,940

Sales, commissions and other marketing costs	41,951	34,267
General and administrative expenses	22,330	25,905
Equity in income of unconsolidated entities	(8,112)	(8,466)
Interest (income) expense, net	(24)	700
Other expense, net	4,036	541
Loss on extinguishment of debt	—	10,141
Indemnification and transaction (income) expense	(74)	189,635

Income (loss) before income taxes	79,646	(147,783)
Income tax provision (benefit)	24,147	(69,496)

Net income (loss)	55,499	(78,287)
Net income attributable to non-controlling interests - joint ventures	(222)	(106)

Net income (loss) before non-controlling interests - Principal Equityholders	55,277	(78,393)
Net (income) loss attributable to non-controlling interests - Principal Equityholders	(40,461)	83,720

Net income available to Taylor Morrison Home Corporation	$14,816	$5,327

Adjusted Net Income available to Taylor Morrison Home Corporation:
Net income available to Taylor Morrison Home Corporation	$14,816	$5,327
Early extinguishment of debt	—	10,141
Tax effect of early extinguishment of debt	—	(3,666)
Indemnification receivable and income tax payable reversal	—	5,432
Adjusted loss attributable to Principal Equityholders	—	(8,704)

Adjusted net income available to Taylor Morrison Home Corporation	$14,816	$8,530

Net income (loss) attributable to Principal Equity holders
Pre IPO (income) attributable solely to Principal Equityholders	$40,461	$(83,720)
Pre IPO charge related to equity compensation charge from reorganization	—	80,189
Pre IPO charge related to termination of management services agreement	—	29,848
Tax effect on pre IPO charge related to termination of management services agreement	—	(10,790)
Adjusted net income attributable to Principal Equityholders related to post IPO adjustments	—	8,704

Adjusted net income attributable to Principal Equityholders	$40,461	$24,231

Adjusted diluted net income	$55,277	$32,761

Adjusted earnings per common share:
Earnings per share, basic	$0.45	$0.16
Adjusted earnings per share, basic	$0.45	$0.26
Earnings per share, diluted	$0.45	$0.16
Adjusted earnings per share, diluted	$0.45	$0.27
Weighted average number of shares of common stock:
Basic number of shares of common stock	32,875	32,806
Diluted number of shares of common stock	122,354	122,327